Exhibit 3.1

CERTIFICATE OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FIGS, INC.

The undersigned, Catherine Spear, certifies that she is the President of Figs, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware and does hereby further certify as follows:

1.

The name of the Corporation is “Figs, Inc.” The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on January 28, 2013, and was amended and restated on May 2, 2016 (“The First Amended and Restated Certificate of Incorporation”).

2.

This Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3.	The text of the First Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

FIRST

The name of the corporation is Figs, Inc. (the “Corporation”).

SECOND

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, Zip Code 19904, and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

THIRD

The nature of the business or purposes to be conducted or prompted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH

The total number of shares of stock which the Corporation is authorized to issue is 15,000,000 shares of Common Stock, with a par value of $0.0001 per share.

FIFTH

The Corporation shall have perpetual existence.

SIXTH

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation (the “Board”) or as set forth in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

SEVENTH

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation; provided that any bylaws adopted or amended by the Board, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

EIGHTH

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board. Any amendment, repeal or modification of this paragraph 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

TENTH

Section 203 of the DGCL shall not apply to any business combination (as defined in Section 203(c)(3) of the DGCL) in which the Corporation shall engage.

ELEVENTH

In the event that any member of the Board who is not an employee of the Corporation, including any member of the Board who is also a member, partner, manager or employee of an entity that is a holder of Common Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, an “Investment Entity”), acquires knowledge of a potential transaction or other matter other than directly in connection with such individual’s service as a member of the Board (including, if applicable, in such individual’s capacity as a member, partner, manager or employee of an Investment Entity) that may be an opportunity of interest for both the Corporation and such individual or Investment Entity (a “Corporate Opportunity”), then, provided that such director has acted in good faith, the Corporation: (i) renounces any interest or expectancy that such director or Investment Entity offer an opportunity to participate in such Corporate Opportunity to the Corporation, and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Investment Entity to the Corporation.

TWELTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by its duly authorized officer this 27th day of October, 2017.

FIGS, INC.

By:	/s/ Catherine Spear
Name:	Catherine Spear
Title:	President

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FIGS, INC.

Figs, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), certifies as follows:

FIRST: The name of this corporation is Figs, Inc. (hereinafter referred to as the “Company”) and this corporation was originally incorporated pursuant to the DGCL on January 28, 2013.

SECOND: Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) amends the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) as set forth below.

1.	Article Fourth of the Certificate is amended and restated to read in its entirety as follows:

“The total number of shares of stock which the Corporation is authorized to issue is 19,000,000 shares of Common Stock, with a par value of $0.0001 per share.”

THIRD: The foregoing Certificate of Amendment has been duly approved and adopted by the Board of Directors and stockholders of the Company in accordance with Sections 141, 228 and 242 of the DGCL.

FOURTH: Other than as set forth in this Certificate of Amendment, the Certificate shall remain in full force and effect, without modification, amendment or change.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the Company on this 11 day of May, 2018.

FIGS, INC.

By:	/s / Catherine Spear
Name:	Catherine Spear
Title:	President

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FIGS, INC.

Figs, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), certifies as follows:

FIRST: The name of this corporation is Figs, Inc. (hereinafter referred to as the “Company”) and this corporation was originally incorporated pursuant to the DGCL on January 28, 2013.

SECOND: Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) amends the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) as set forth below.

1.	Article Fourth of the Certificate is amended and restated to read in its entirety as follows:

“The total number of shares of stock which the Corporation is authorized to issue is 23,000,000 shares of Common Stock, with a par value of $0.0001 per share.”

THIRD: The foregoing Certificate of Amendment has been duly approved and adopted by the Board of Directors and stockholders of the Company in accordance with Sections 141, 228 and 242 of the DGCL.

FOURTH: Other than as set forth in this Certificate of Amendment, the Certificate shall remain in full force and effect, without modification, amendment or change.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the Company on June 26, 2020.

FIGS, INC.

By:	/s/ Catherine Spear
Name:	Catherine Spear
Title:	President